Exhibit 99.01

SRAX Reports Q2 2020 Revenue Growth of 29% Year-over-Year and
Accelerating Growth for Remainder of 2020

LOS ANGELES—(BUSINESS WIRE)—SRAX, Inc. (NASDAQ: SRAX), a digital marketing and consumer data management technology company, reported results for the three months ended June 30, 2020.

Second Quarter 2020 and Recent Operational Highlights

●	Revenue of $1.1M - up 232% sequentially over Q1 and 29% year-over-year
●	Gross margin increased to 66% from 54% in the same period last year
●	Reduced operating expenses by 21% year-over-year
●	EBITDA increase of 18% over Q1 and 35% year-over-year
●	Bookings have increased to $8.6M for the year of which $4.1M was booked in Q3 to-date
●	6 consecutive quarters of Sequire SAAS growth
●	91 public companies have subscribed to Sequire
●	1 million investors/traders now part of Sequire platform
●	Completed the integration of institutional investor data and the ability for issuers to survey their shareholders from the Sequire platform
●	Closed transactions with some of the largest advertisers in the world on the BIGtoken platform
●	Closed a convertible debt offering of $16.1M which puts the company in a strong cash position to accommodate growth.

Second Quarter 2020

●	Total Revenue was $1,165,000, an increase of 29% as compared to Q2 2019 and up 232% from Q1 2020.
●	Gross Margin was $769,000 or 66%, an increase of $277,000 as compared to the same period last year.
●	Operating Expenses were $4 million, a decrease of 21% as compared to the same period last year.
●	Cash totaled $4.6 million as of June 30, 2020, compared with $32,000 at December 31, 2019.

Six Months Ended June 30, 2020

●	Total Revenue was $1.5 million, an increase of 1% from the prior year.
●	Gross Margin was $1 million or 66%, an increase of $266,000 or 36% as compared to the same period last year due to our high margin SAAS Sequire platform.
●	Operating Expenses were $8.1 million, reflecting a decrease of $1.5 million or 15% compared to the same period last year.

“The growth we experienced this last quarter and through today has been the fastest growth we have encountered as a public company. For the past six weeks we have closed close to $1M per week in business, mostly driven by our Sequire platform,” said Christopher Miglino, Founder and CEO of SRAX. “Public issuers are seeing the benefits of the platform and our data teams are gaining significant insights from that growth. Sequire now has over 1 million investors and traders, a significant portion of which are from the Robinhood platform.”

Miglino adds, “The more data that we drive into the system the better we become at delivering measurable results to our clients. Our system of identifying existing and prospective investors utilizes cutting edge machine learning to drive awareness and convert prospective investors. We have hit a tipping point in the business and we look forward to quickly passing 100 clients with our premier operating system for public companies.”

Conference Call:

Management will review the results on a conference call with a live question and answer session, August 17, 2020, at 4:30 p.m. ET / 1:30 p.m. PT.

To access the live webcast and presentation and to ask questions, please register here: https://vr.mysequire.com/registration/?id=6515854.

To access the conference call without the ability to ask questions, please dial US +1 (206) 928-9280. The conference ID is 6515854.

Non-GAAP Measures:

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (GAAP), we use the following non-GAAP financial measures: Adjusted EBITDA The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures. We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business. For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Results” table in this press release.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization, changes in the fair-value of derivative and warrant liabilities and certain additional one-time charges.

About SRAX

SRAX (NASDAQ: SRAX) is a digital marketing and consumer data management technology company. SRAX’s technology unlocks data for brands in the CPG, investor relations, and lifestyle verticals. Through its various platforms, SRAX is monetizing its data sets and growing multiple recurring revenue streams. BIGtoken is a consumer-managed data marketplace where people can own and earn from their data. The platform also provides advertisers and media companies access to transparent, verified consumer data to better reach and serve audiences. Sequire is a premier platform for investor intelligence and communication. Through Sequire, public companies can track their investors’ behaviors and trends and use those insights to engage current and potential investors across marketing channels. For more information on SRAX and its verticals, visit srax.com.

Safe Harbor Statement

This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “anticipate,” “plan,” “will,” “intend,” “believe” or “expect’” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, statements made with respect to expectations of our ability to increase our revenues, satisfy our obligations as they become due, report profitable operations and other risks and uncertainties as set forth in our Annual Report on Form 10-K for the year ended December 31, 2019, and our subsequent Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, many of which are generally outside the control of SRAX and are difficult to predict. SRAX undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Natalie Santos

press@srax.com

STATEMENT OF OPERATIONS
(Unaudited)	Three months ending June 30				Six months ending June 30
In dollars	2020	2019	$ CHG	% CHG	2020	2019	$ CHG	% CHG
REVENUE
Total revenues	1,165,000	904,000	261,000	29%	1,516,000	1,496,000	20,000	1%
COST OF REVENUES
Total cost of revenues	396,000	412,000	(16,000)	-4%	508,000	754,000	(246,000)	-33%
Gross profit	769,000	492,000	277,000	56%	1,008,000	742,000	266,000	36%
Gross profit margin	66%	54%			66%	50%
OPERATING EXPENSES
Employee related costs	1,691,000	2,370,000	(679,000)	-29%	3,717,000	4,568,000	(851,000)	-19%
Marketing and selling expenses	370,000	632,000	(262,000)	-41%	690,000	1,087,000	(397,000)	-37%
Platform Costs	387,000	367,000	20,000	5%	790,000	706,000	84,000	12%
Depreciation and amortization	321,000	277,000	44,000	16%	629,000	530,000	99,000	19%
General selling general and administrative	1,249,000	1,468,000	(219,000)	-15%	2,305,000	2,715,000	(410,000)	-15%
Total operating expenses	4,018,000	5,114,000	(1,096,000)	-21%	8,131,000	9,606,000	(1,475,000)	-15%
(LOSS) INCOME FROM OPERATIONS	(3,249,000)	(4,622,000)	1,373,000	-30%	(7,123,000)	(8,864,000)	1,741,000	-20%
(LOSS) INCOME BEFORE INCOME TAXES	(5,321,000)	(8,100,000)	2,779,000	-34%	(8,324,000)	(13,885,851)	5,561,851	-40%
Provision for income taxes	-	-			-	-
NET (LOSS) INCOME	(5,321,000)	(8,100,000)	2,779,000	-34%	(8,324,000)	(13,885,851)	5,561,851	-40%

NET (LOSS) INCOME PER SHARE, BASIC AND DILUTED	$(0.38)	$(0.67)	0.29	-44%	$(0.59)	$(0.67)	0.08	-12%
Weighted average shares used in computing net (loss) income per share, basic and diluted	14,080,890	12,129,787	1,951,103	16%	14,038,940	11,210,810	2,828,130	25%

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(Unaudited)
In dollars	2020	2019	$ CHG	% CHG	2020	2019	$ CHG	% CHG

Net income (loss) - GAAP	(5,321,000)	(8,100,000)	2,779,000	-34%	(8,324,000)	(13,885,851)	5,561,851	-40%
OPERATING EXPENSES
Equity based compensation	294,265	316,000			648,265	436,884
Adjustments to derivative liabilities	980,873	2,875,554			(321,127)	4,837,405
Interest expense and financing costs	1,678,000	525,000			2,038,000	592,988
Depreciation and amortization	321,000	277,000			629,000	530,000
Gain on Sale	-				-	(472,479)
Other income	-	78,000			71,000	64,491
Gain / (Loss) from marketable securities	(587,000)	-			(587,000)	-

Adjusted EBITDA - NON GAAP	(2,633,863)	(4,028,446)	1,394,584	-35%	(5,845,863)	(7,896,562)	2,050,700	-26%

Balance Sheets
(Unaudited)
In dollars	30-Jun-20	31-Dec-19	$ CHG	% CHG
ASSETS
Current Assets
Cash	4,612,000	32,000	4,580,000	n/m
Accounts receivable, net	647,000	805,000	(158,000)	-20%
Prepaid expense	434,000	715,000	(281,000)	-39%
Securities held for sale	1,666,000	-	1,666,000	n/a
Other current assets	211,000	306,000	(95,000)	-31%
Total current assets	7,570,000	1,858,000	5,712,000	307%
Property and equipment, net	153,000	191,000	(38,000)	-20%
Goodwill	15,645,000	15,645,000	-	0%
Intangible assets, net	1,949,000	1,966,000	(17,000)	-1%
Right-of-Use Asset	413,000	456,000	(43,000)	-9%
Other assets	32,000	118,000	(86,000)	-73%
Total Assets	25,762,000	20,234,000	5,528,000	27%

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	4,300,000	2,442,000	1,858,000	76%
Derivative liabilities	-	4,397,000	-4,397,000	-100%
Other current liabilities	1,604,000	537,000	1,067,000	199%
Accounts receivable loan	-	-	-	n/a
Short-term notes	-	-	-	n/a
Term loan note - current portion	-	-	-	n/a
Payroll protection loan - current portion	403,000	-	403,000	n/a
OID convertible debentures - current portion	1,264,000	-	1,264,000	n/a
Total Current Liabilities	7,571,000	7,376,000	195,000	3%
Right-of-Use liability - long term	309,000	352,000	-43,000	-12%
Term loan note, less current portion	-	-	-	n/a
Payroll protection loan, less current portion	671,000	-	671,000	n/a
OID convertible debentures, less current portion	1,264,000	-	1,264,000	n/a

Total Liabilities	9,815,000	7,728,000	2,087,000	27%

Stockholders’ equity	15,947,000	12,506,000	3,441,000	28%

Total liabilities and equity	25,762,000	20,234,000	5,528,000	27%